Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 2020, relating to the financial statements of Rexahn Pharmaceuticals, Inc. (since renamed Ocuphire Pharma, Inc.) appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Baker Tilly US, LLP

Baker Tilly US, LLP (formerly known as Baker Tilly Virchow Krause, LLP)
Philadelphia, Pennsylvania
November 5, 2020